Exhibit 99.1

Ocwen Financial Corporation®

OCWEN FINANCIAL ANNOUNCES FULL YEAR AND FOURTH QUARTER 2022 RESULTS

●	Net income of $26 million and EPS of $2.97 for 2022, up 42% and 49% respectively from 2021

●	Book value per share of $61, up 17% from year-end 2021

●	Net loss of $80 million in the quarter, including $75 million of income statement notables

●	Achieved an annualized cost reduction of $100 million versus Q2’22

●	Total liquidity of $219 million as of December 31, 2022, an increase of 13% over December 31, 2021

West Palm Beach, FL – (February 28, 2023) – Ocwen Financial Corporation (NYSE: OCN) (“Ocwen” or the “Company”), a leading non-bank mortgage servicer and originator, today announced its full year and fourth quarter 2022 results.

The Company reported GAAP net loss of $80 million for the fourth quarter, a decline of $117 million compared to the third quarter of 2022. The sequential quarter decline in net loss was primarily driven by income statement notables. The Company also reported an adjusted pre-tax loss of $3 million, an improvement of $5 million compared to the third quarter of 2022 (see “Note Regarding Non-GAAP Financial Measures” below). Fourth quarter results reflect lower interest rates and lower correspondent and co-issue margins compared to the third quarter.

Glen A. Messina, Chair, President and CEO of Ocwen, said, “I am proud of the results we delivered in 2022 despite a volatile mortgage environment. Our balanced and diversified business model has performed well and enabled us to improve earnings and grow book value and earnings per share year-over-year. Over the past year, we have taken decisive action to right-size our business and further improve our cost structure versus prior years while improving customer satisfaction and maintaining the highest standards of quality as recognized again by the GSEs and HUD. At the same time, we continue to drive capital-light growth in our servicing portfolio, as well as prudently manage MSR investments and liquidity in consideration of market opportunities and risks.”

Messina continued, “With last year’s market challenges expected to persist in 2023, we believe there are growth opportunities for strong and proven operators like us. We will continue to rely on our balanced and diversified business, cost leadership and capital partnerships to drive prudent growth, improved net income and value for shareholders.”

Additional Fourth Quarter 2022 Operating and Business Highlights

●	Total servicing UPB of $290 billion, up 8% compared to Q4’21

●	Total subservicing UPB of $155 billion, up 18% vs. Q4’21

●	Total reverse servicing UPB of $31 billion, up $10 billion vs. Q4’21

●	Achieved a 30% cost reduction in Servicing and Corporate Overhead (as a % of UPB) and a 50% cost reduction in Originations compared to Q4’21

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●	Robust subservicing sales pipeline of over $310 billion, including $35 billion in Reverse, as of December 31, 2022, $18 billion subservicing additions scheduled in first half of 2023

●	Since the upsize in November 2022, MSR Asset Vehicle LLC (“MAV”) has purchased MSRs totaling $15 billion UPB at attractive pricing levels

●	Financed MSR growth with Excess Servicing Spread (ESS) transactions for aggregate proceeds of $164 million in Q4’22

●	Completed $50 million share repurchase program, repurchasing 1,750,557 shares at an average price of $28.53

●	Achieved Fannie Mae’s 2022 STARTM and Freddie Mac’s 2022 SHARPTM recognition for servicing excellence, for the 2nd and 3rd consecutive year, respectively; achieved HUD Tier 1 servicer ranking

Webcast and Conference Call

Ocwen will hold a conference call on Tuesday, February 28, 2023 at 8:30 a.m. (ET) to review the Company’s fourth quarter and full year 2022 operating results and to provide a business update. A live audio webcast and slide presentation for the call will be available by visiting the Shareholder Relations page at www.ocwen.com. Participants can access the conference call by dialing (877) 407-0792 or (201) 689-8263 approximately 10 minutes prior to the call. A replay of the conference call will be available via the website approximately two hours after the conclusion of the call and will remain available for approximately 30 days.

About Ocwen Financial Corporation

Ocwen Financial Corporation (NYSE: OCN) is a leading non-bank mortgage servicer and originator providing solutions through its primary brands, PHH Mortgage and Liberty Reverse Mortgage. PHH Mortgage is one of the largest servicers in the country, focused on delivering a variety of servicing and lending programs. Liberty is one of the nation’s largest reverse mortgage lenders dedicated to education and providing loans that help customers meet their personal and financial needs. We are headquartered in West Palm Beach, Florida, with offices and operations in the United States, the U.S. Virgin Islands, India and the Philippines, and have been serving our customers since 1988. For additional information, please visit our website (www.ocwen.com).

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by a reference to a future period or by the use of forward-looking terminology. Forward-looking statements are typically identified by words such as “expect”, “believe”, “foresee”, “anticipate”, “intend”, “estimate”, “goal”, “strategy”, “plan” “target” and “project” or conditional verbs such as “will”, “may”, “should”, “could” or “would” or the negative of these terms, although not all forward-looking statements contain these words, and includes statements in this press release regarding our growth opportunities. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Our business has been undergoing substantial change and we are experiencing significant changes within the mortgage lending and servicing ecosystem which has magnified such uncertainties. Readers should bear these factors in mind when considering such statements and should not place undue reliance on such statements.

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Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. In the past, actual results have differed from those suggested by forward looking statements and this may happen again. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the potential for ongoing disruption in the financial markets and in commercial activity generally as a result of international events, changes in monetary and fiscal policy, and other sources of instability; the impacts of inflation, employment disruption, and other financial difficulties facing our borrowers; our ability to timely reduce operating costs, or generate offsetting revenue, in proportion to the recent industry-wide decrease in originations activity; the impact of cost-reduction initiatives on our business and operations; uncertainty relating to the continuing impacts of the COVID-19 pandemic, including the response of the U.S. government, state governments, the Federal National Mortgage Association (Fannie Mae) and Federal Home Loan Mortgage Corporation (Freddie Mac) (together, the GSEs), the Government National Mortgage Association (Ginnie Mae) and regulators; the extent to which MAV, other transactions and our enterprise sales initiatives will generate additional subservicing volume, increase market share within the subservicing market, and result in increased profitability; the timing and amount of presently anticipated forward and reverse loan boarding; our ability to close acquisitions of MSRs and other transactions, including the ability to obtain regulatory approvals; our ability to continue to grow our reverse servicing business; our ability to retain clients and employees of acquired businesses, and the extent to which acquisitions and our other strategic initiatives will contribute to achieving our growth objectives; the adequacy of our financial resources, including our sources of liquidity and ability to sell, fund and recover servicing advances, forward and reverse whole loans, and HECM and forward loan buyouts and put backs, as well as repay, renew and extend borrowings, borrow additional amounts as and when required, meet our MSR or other asset investment objectives and comply with our debt agreements, including the financial and other covenants contained in them; increased servicing costs based on increased borrower delinquency levels or other factors; the future of our long-term relationship with Rithm Capital Corp. (Rithm); MAV’s continued ownership of its MSR portfolio following the end of MAV’s investment commitment period, and any impact on our subservicing income as a result of the sale of MAV’s MSRs; uncertainty related to past, present or future claims, litigation, cease and desist orders and investigations regarding our servicing, foreclosure, modification, origination and other practices brought by government agencies and private parties, including state regulators, the Consumer Financial Protection Bureau (CFPB), State Attorneys General, the Securities and Exchange Commission (SEC), the Department of Justice or the Department of Housing and Urban Development (HUD); adverse effects on our business as a result of regulatory investigations, litigation, cease and desist orders or settlements and the reactions of key counterparties, including lenders, the GSEs and Ginnie Mae; increased regulatory scrutiny and media attention; any adverse developments in existing legal proceedings or the initiation of new legal proceedings; our ability to effectively manage our regulatory and contractual compliance obligations; our ability to interpret correctly and comply with liquidity, net worth and other financial and other requirements of regulators, the GSEs and Ginnie Mae, as well as those set forth in our debt and other agreements, including our ability to identify and implement a cost-effective response to Ginnie Mae’s risk-based capital requirements that take effect in late 2024; our ability to comply with our servicing agreements, including our ability to comply with the requirements of the GSEs and Ginnie Mae and maintain our seller/servicer and other statuses with them; our ability to fund future draws on existing loans in our reverse mortgage portfolio; our servicer and credit ratings as well as other actions from various rating agencies, including any future downgrades; as well as other risks and uncertainties detailed in our reports and filings with the SEC, including our annual report on Form 10-K for the year ended December 31, 2021 and, when available, for the year ended December 31, 2022. Anyone wishing to understand Ocwen’s business should review our SEC filings. Our forward-looking statements speak only as of the date they are made and, we disclaim any obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise.

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Note Regarding Non-GAAP Financial Measures

This press release contains references to non-GAAP financial measures, such as our references to adjusted pre-tax income (loss) and adjusted expenses.

We believe these non-GAAP financial measures provide a useful supplement to discussions and analysis of our financial condition, because they are measures that management uses to assess the financial performance of our operations and allocate resources. In addition, management believes that these presentations may assist investors with understanding and evaluating our initiatives to drive improved financial performance. Management believes, specifically, that the removal of fair value changes of our net MSR exposure due to changes in market interest rates and assumptions provides a useful, supplemental financial measure as it enables an assessment of our ability to generate earnings regardless of market conditions and the trends in our underlying businesses by removing the impact of fair value changes due to market interest rates and assumptions, which can vary significantly between periods. However, these measures should not be analyzed in isolation or as a substitute to analysis of our GAAP expenses and pre-tax income (loss) nor a substitute for cash flows from operations. There are certain limitations to the analytical usefulness of the adjustments we make to GAAP expenses and pre-tax income (loss) and, accordingly, we use these adjustments only for purposes of supplemental analysis. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Ocwen’s reported results under accounting principles generally accepted in the United States. Other companies may use non-GAAP financial measures with the same or similar titles that are calculated differently to our non-GAAP financial measures. As a result, comparability may be limited. Readers are cautioned not to place undue reliance on analysis of the adjustments we make to GAAP expenses and pre-tax income (loss).

Beginning with the three months ended June 30, 2022, without changing the categories or measurement of items included in our Notables, we clarified the definition of certain Notables and combined or separately itemized certain line items in the tables below in order to be more descriptive regarding the types and measurement of our Notables, because management believed doing so would further supplement investors’ means of evaluating our results. The presentation of past periods has been conformed to the current presentation.

Expense Notables

In the table titled “Expense Overview”, we adjust GAAP operating expenses for the following factors: compensation and benefit expenses related to severance, retention and other actions associated with cost and productivity improvement efforts; significant legal and regulatory settlement expense items(a); and certain other significant activities including, but not limited to, insurance related expense and settlement recoveries, compensation or incentive compensation expense or reversals attributable to stock price changes, and other expenses associated with significant transactions that are not attributable to or indicative of our ongoing operations, in order to offer additional visibility on underlying results and trends and provide investors with a supplemental means of evaluating our expenses, as evaluated by management.

(a)	Including however not limited to CFPB and certain legacy litigation related legal expenses and state regulatory action related legal expenses.

Expense Overview

($ in millions)		Q4’21	Q3’22	Q4’22	FY’21	FY’22

I	Operating Expenses (as reported)	174	141	120	609	532
	Adjustments for Notables(a)(e)
	Significant legal and regulatory settlement (expenses) recoveries	(1)	(3)	(1)	(12)	7
	Expense recoveries	(2)	(0)	(0)	(3)	4
	Severance and retention(b)	(0)	(8)	(6)	-	(19)
	LTIP stock price changes(c)	(7)	2	(6)	(6)	6
	Office facilities consolidation	(0)	(3)	1	(0)	(4)
	Other(d)	(9)	1	1	(16)	1
II	Expense Notables	(19)	(11)	(13)	(37)	(5)
III	Adjusted Expenses (I + II)	155	130	107	572	527

a)	Certain previously presented notable categories with nil numbers for each quarter shown have been omitted; prior periods have been adjusted to conform with current period information

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b)	Severance and retention due to organizational rightsizing or reorganization
c)	Long-term incentive program (LTIP) compensation expense changes attributable to stock price changes during the period
d)	Includes costs associated with strategic transactions including transaction costs related to the reverse subservicing acquisition from RMS(MAM), rebranding, and MAV upsize

Income Statement Notables

In the table titled “Income Overview” below, we show certain adjustments to GAAP pre-tax income (loss) for the following factors: Expense Notables, as detailed above; changes in fair value of our MSRs, Rithm and MAV Pledged MSR liability and ESS financing liability at fair value due to changes in market interest rates, valuation inputs and other assumptions, net of MSR hedge positions; changes in fair value of our reverse loans held for investment and HMBS related borrowings, net due to changes in market interest rates, valuation inputs and other assumptions; and certain other non-routine transactions, consistent with the intent of providing investors with a supplemental means of evaluating our pre-tax income/(loss), as evaluated by management.

Income Overview

($ in millions)		Q4’21	Q3’22	Q4’22	FY’21	FY’22

I	Reported Pre-Tax Income (Loss)	(4)	33	(79)	(4)	25
	Adjustments for Notables(a)
	Expense Notables (from prior table)	19	11	13	37	5
	MSR Valuation Adjustments due to Rates and Assumption Changes, net(b)(d)	(11)	(63)	65	(11)	(130)
	Reverse Fair Value Change due to Rates and Assumption Changes(c)(d)	6	10	(4)	23	48
	Other(e)	0	1	1	16	3
II	Total Income Statement Notables	14	(41)	75	64	(73)
III	Adjusted Pre-tax Income (Loss) (I + II)	10	(8)	(3)	59	(49)

a)	Certain previously presented notable categories with nil numbers for each quarter shown have been omitted; prior periods have been adjusted to conform with current period information
b)	MSR FV changes that are due to changes in market interest rates, valuation inputs or other assumptions, net of overall fair value gains / (losses) on MSR hedge, including FV changes of Pledged MSR liabilities associated with MSR transferred to RITM and MAV that are due to changes in market interest rates, valuation inputs or other assumptions, a component of MSR valuation adjustment, net; the adjustment does not include valuation gains on MSR purchases of $5.1M for Q4 2021, $3.6M for Q3 2022, $2.6M for Q4 2022, $19.6M for FY 2021 and $9.9M for FY 2022; Effective in the fourth quarter of 2022, in our consolidated statements of operations we now present all fair value gains and losses of Other financing liabilities, at fair value in MSR valuation adjustments, net (previously reported in Pledged MSR liability expense). Other financing liabilities, at fair value include the financing liabilities recognized upon transfers of MSRs that do not meet the requirements for sale accounting treatment (also referred as Pledged MSR liability) and for which we elected the fair value option- refer to Note 1 to the consolidated financial statements. The presentation of past periods has been conformed to the current presentation.
c)	FV changes of loans HFI and HMBS related borrowings due to market interest rates and assumptions, a component of gain on reverse loans held for investment and HMBS-related borrowings, net
d)	The changes in fair value due to market interest rates were measured by isolating the impact of market interest rate changes on the valuation model output as provided by our independent valuation expert
e)	Other contains non-routine transactions including but not limited to gain on debt extinguishment and early asset retirement recorded in other income expense

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Consolidated Balance Sheet

Assets ($ in millions)	Dec 31, 2022	Dec 31, 2021

Cash and cash equivalents	208	193
Restricted Cash	66	71
Mortgage servicing rights, at fair value	2,665	2,250
Advances, net	719	773
Loans held for sale	623	929
Loans held for investment	7,511	7,208
Accounts receivable, net	181	181
Investment in equity method investee	42	23
Premises and equipment, net	20	14
Other Assets	364	507
Total Assets	12,399	12,147

Liabilities & Stockholders’ Equity ($ in millions)	Dec 31, 2022	Dec 31, 2021

HMBS Related Borrowings	7,327	6,885
Other Financing Liabilities	1,137	805
Advance match funded liabilities	514	512
Mortgage loan warehouse facilities	703	1,085
MSR Financings, net	954	901
Senior notes, net	600	615
Other Liabilities	709	868
Total Liabilities	11,943	11,670
Common stock, $.01 par value	0.1	0.1
Additional paid-in capital	547	593
Accumulated deficit	(88)	(114)
Accumulated other comprehensive loss, net of income taxes	(3)	(2)
Total Stockholders’ Equity	457	477
Total Liabilities and Stockholders’ Equity	12,399	12,147

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Consolidated Statement of Operations

($ in millions)	Year Ended Dec 31, 2022	Year Ended Dec 31, 2021
Revenue
Servicing and subservicing fees	863	782
Gain on reverse loans held for investment and HMBS-related borrowings, net	36	80
Gain on loans held for sale, net	22	146
Other Revenue, net	33	43
Total Revenue	954	1,050

MSR Valuation Adjustments, net	(10)	(99)

Operating Expenses
Compensation and benefits	289	298
Servicing and origination	65	114
Technology and communication	58	56
Professional services	49	82
Occupancy and equipment	42	37
Other expenses	29	23
Total Operating Expenses	532	609

Other Income (Expense)
Interest income	46	26
Interest expense	(186)	(144)
Pledged MSR liability expense	(255)	(221)
Gain (loss) on extinguishment of debt	1	(16)
Earnings of equity method investee	19	4
Other, net	(10)	4
Total Other Income (Expense), net	(386)	(347)

Income (loss) before income taxes	25	(4)
Income tax benefit (expense)	1	22
Net Income (loss)	26	18

For Further Information Contact:

Dico Akseraylian, SVP, Corporate Communications

(856) 917-0066

mediarelations@ocwen.com

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